Consent of Independent Accountants

The Board of Directors
Hemispherx Biopharma, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                                       /s/ KPMG LLP

Philadelphia, Pennsylvania
February 2, 1999